EXHIBIT 5.1

[Letterhead of Bryan Cave LLP]

October 27, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We are acting as counsel for Build-A-Bear Workshop, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to shares of the Company’s common stock, $0.01 par value per share, 808,415 of which are issuable under the Build-A-Bear Workshop, Inc. 2000 Stock Option Plan, 501,405 of which are issuable under the Build-A-Bear Workshop, Inc. 2002 Stock Incentive Plan, 2,074,383 of which are issuable under the Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan and 1,000,000 of which are issuable under the Build-A-Bear Workshop, Inc. 2004 Associate Stock Purchase Plan (the “Plans”).

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation dated August 10, 2004 attached as Exhibit 3.1 to the Registration Statement (the “Certificate”), and the Bylaws attached as Exhibit 3.2 to the Registration Statement (the “Bylaws”), as currently in effect. In addition, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Form of Third Amended and Restated Certificate of Incorporation attached as Exhibit 3.3 to the Registration Statement (the “Restated Certificate”), and the form of Amended and Restated Bylaws, attached as Exhibit 3.4 to the Registration Statement (the “Restated Bylaws”), each of which has been approved by the Company’s stockholders and will be in effect upon consummation of the offering, and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records, and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

In addition, in our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the issuance and sale of the Shares.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

Our opinions herein reflect only the application of the General Corporation Law of the State of Delaware.

This opinion letter is being delivered by us in connection with the filing of the Registration Statement with the Securities and Exchange Commission. We do not give any opinion except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ BRYAN CAVE